                                                                    EXHIBIT 23.3




                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DBT Online, Inc. on Form S-8 of our report dated January 20, 1995 relating to the financial statements of Database Technologies, Inc. as of and for the year ended December 31, 1994, appearing in the Registration Statement on Form S-4 of Patlex Holdings, Inc.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ AHEARN, JASCO + COMPANY, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants



Pompano Beach, Florida
August 29, 1996